Exhibit 21


                         Subsidiaries of the Registrant
                         ------------------------------

         Name of Subsidiary                               State of Incorporation
         -----------------                                ----------------------

Cardinal Bank, N.A.                                               Virginia

Cardinal Wealth Services, Inc.                                    Virginia

Cardinal Bank - Manassas/Prince William, N.A.                     Virginia

Cardinal Bank - Dulles, N.A.                                      Virginia

Cardinal Bank - Alexandria/Arlington, N.A. (in organization)      Virginia